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 P.O. Box 25099 Richmond, VA 23260 o phone: (804) 359-9311 o fax (804) 254-3594

                                  PRESS RELEASE

                   CONTACT                                 RELEASE
             Karen M. L. Whelan                          Immediately
             Phone: (804) 359-9311
             Fax:   (804) 254-3594
             Email: investor@universalleaf.com


               Universal Corporation Announces Quarterly Dividend
                     Richmond, VA o May 3, 2001 / PRNEWSWIRE

      Henry H. Harrell, Chairman and Chief Executive Officer of Universal Corporation announced that the company's Board of Directors has declared a quarterly dividend of thirty-two cents ($.32) per share on the common shares of the company, payable August 13, 2001, to common shareholders of record at the close of business on July 9, 2001.


      Universal Corporation (NYSE: UVV) is a diversified company with operations in tobacco, lumber, and agri-products. Its gross revenues for the fiscal year that ended on June 30, 2000, were approximately $3.4 billion. For more information, visit Universal's web site at www.universalcorp.com.



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